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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 16, 1998
                                                          -----------------

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
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             (Exact name of registrant as specified in its charter)


                Ohio                   1-11690               34-1723097
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   (State or other Jurisdiction     (Commission            (IRS Employer
       or incorporation)            File Number)       Identification Number)


               34555 Chagrin Boulevard, Moreland Hills, Ohio 44022
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        Registrant's telephone number, including area code (440) 247-4700
                                                           ---------------

                                       N/A
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          (Former name of former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets
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On July 16, 1998, the Company (i) acquired thirteen shopping centers, aggregating approximately 1.5 million square feet of gross leasable area, (ii) formed a joint venture, in which the Company owns a 50% interest, to pursue projects in the Sansone development pipeline and to create new development opportunities throughout the central Midwest, and (iii) acquired a 50% interest in the Sansone's operating/management company from the Sansone Company. The Company's net investment in this transaction is approximately $167 million. Upon completion of construction the Company will also acquire two remaining shopping centers aggregating approximately 40,000 square feet will be acquired at a projected cost of approximately $5 million which will increase the Company's total investment to approximately $172 million. Information regarding the aforementioned properties is attached as SCHEDULE A.

The acquisition of these Properties, and investment in the two joint ventures were pursuant to agreements for the sale and purchase of each property or interests therein between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties and related operating companies included their historical and/or expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and/or new tenancies, current operating costs and taxes on the properties and anticipated changes therein under Company ownership, the outlots and expansion areas available, projects included in the Sansone development pipeline the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly Funds From Operations) and the ability to sustain and potentially increase its distributions to Company shareholders, and other factors. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the price it was willing to pay primarily on the factors discussed above related to the properties themselves and their fit with the Company's operations. Separate independent appraisals were not obtained in connection with the acquisition of the properties or joint venture interests by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported, where available, to not be necessarily indicative of future operating results.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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Substantially the same information required by paragraph (a) of Item 7 - the financial statements of acquired properties; paragraph (b) of Item 7 - The Pro Forma Financial information and paragraph (c) of Item 7 - the Exhibits, have been previously reported by the Company in its Form 8-K dated April 28, 1998. In accordance with General Instruction B3 to Form 8-K, such information is not reported in this Form 8-K.



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                                                            SCHEDULE A

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                          Sansone Properties Portfolio


                                        Company
                                         Owned
                            Date of    Properties    Percent      Year
     Shopping Center      Acquisition  Square Feet   Occupied   Completed                   Principal Tenants
-------------------------------------------------------------------------------------------------------------------------------

Plaza at Sunset Hill                                                            Marshall's, Home Depot, Homeplace and
St. Louis, MO              07/16/98      328,850       95%        1997          Petsmart

Shoppes at Sunset Hill
St. Louis, MO              07/16/98      97,678        94%        1998          Comp USA, Toys R Us, and Cost Plus

Promenade at Brentwood                                                          Target,  Sports Authority, and
St. Louis, MO              07/16/98      299,205       100%       1998          Petsmart

Northland Square
Cedar Rapids, IA           07/16/98      187,068       100%       1994          TJ Maxx, Office Max, Barnes &Noble, and Kohl's

Olympic Oaks Village
St. Louis, MO              07/16/98      92,399        95%        1985          TJ Maxx

Gravois Village
St. Louis, MO              07/16/98      110,992       97%        1983          KMart

Morris Corners
Springfield, MO            07/16/98      56,033        100%       1989          Toys R Us

Keller Plaza
St. Louis, MO              07/16/98      52,842        100%       1988          Wehrenberg Theatres, and County Government

Southtowne
St. Louis, MO              07/16/98      144,808       100%       1995          Home Quarters Warehouse

Home Quarters
St. Louis, MO              07/16/98      100,911       100%       1992          Home Quarters

American Plaza                                                                  Home Depot, Sears Roebuck & Co, Sweet
St. Louis, MO              07/16/98      17,500        100%       1998          Traditions, and American

Walgreen
Brentwood, MO              07/16/98      17,504        100%       1988          Walgreen

Walgreen Plaza
St. Louis, MO              07/16/98      15,437        100%       1988          Walgreen

Walgreen                   Probable
St. Louis, MO             Acquisition    25,855        54%        1998          Walgreen

Walgreen                   Probable
Springfield, MO           Acquisition    13,905        100%       1998          Walgreen



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DEVELOPERS DIVERSIFIED REALTY
                                    CORPORATION


Date   July 31, 1998                  /s/  William H. Schafer
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                                    William H. Schafer
                                    Vice President and Chief Financial Officer